UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

SMF ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 20, 2012, SMF Energy Corporation (the “Company”) filed with the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) its monthly operating report for the period from May 1, 2012 through May 31, 2012 (the “Monthly Operating Report”). The Monthly Operating Report contains financial information for the period of May 1, 2012 through May 31, 2012 for the Company and its subsidiaries H & W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc. (collectively, the “Debtors”).

The Monthly Operating Report is attached as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD. Certain attachments to the Monthly Operating Report as filed with the Bankruptcy Court have been omitted from the exhibit attached hereto. Complete copies of the Monthly Operating Report may be found through the Bankruptcy Court or at http://www.trusteeservices.biz/SMF/SMFhome.html under the tab Docket and Claims, Docket No. 257.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared by the Debtors with the assistance of its advisors solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court and the Bankruptcy Code. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Registrant’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Registrant believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Registrant may not realize its expectations and its beliefs may not prove correct. The Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Registrant’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Registrant’s control. Such factors include, without limitation: (i) the ability of the Registrant to develop, prosecute, confirm, and consummate any plan of reorganization or liquidation with respect to the Chapter 11 Proceeding; (ii) the Registrant’s ability to obtain Court approval with respect to motions in the Chapter 11 Proceeding; and (iii) the potential adverse impact of the Chapter 11 Proceeding on the Registrant’s liquidity or results of operations. This list is not intended to be exhaustive.

 The Registrant’s informational filings with the Bankruptcy Court, including this Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report for the period May 1, 2012 through May 31, 2012, filed with the United States Bankruptcy Court for the Southern District of Florida

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012	SMF ENERGY CORPORATION

	By:	\s\ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer

EXHIBIT INDEX

Exhibit 99.1	Monthly Operating Report for the period from May 1, 2012 through May 31, 2012, filed with the United States Bankruptcy Court for the Southern District of Florida.